As filed with the Securities and Exchange Commission on March 16, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2487834 (I.R.S. Employer Identification Number)
One Dell Way
Round Rock, Texas 78682
(512) 338-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence P. Tu
Senior Vice President and General Counsel
Dell Inc.
One Dell Way
Round Rock, Texas 78682
(512) 338-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard J. Parrino David P. Slotkin Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Janet B. Wright Vice President-Corporate, Securities & Finance Counsel Dell Inc. One Dell Way Round Rock, Texas 78682 (512) 338-4400	LizabethAnn R. Eisen Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price per	aggregate	registration
securities to be registered	registered	unit	offering price	fee
Debt securities	(1)	(1)	(1)	(1)

(1)	There is registered hereunder such indeterminate principal amount of debt securities as will have an aggregate initial offering price not to exceed an amount to be specified by the Registrant in a pre-effective amendment to this Registration Statement. The Registrant previously paid a registration fee of $232,200 with respect to such indeterminate principal amount of debt securities as will have an aggregate initial offering price not to exceed $2,000,000,000 that were previously registered pursuant to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-155041) filed on March 14, 2011 (the “Prior Registration Statement”). In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, all of the unused amount of the registration fee paid with respect to the Prior Registration Statement at the time of effectiveness of this Registration Statement will be applied to pay the registration fee payable with respect to the securities under this Registration Statement. At such time as the Registrant requests effectiveness of this Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2011

PROSPECTUS
$

DELL INC.

Debt Securities

This prospectus relates to debt securities that we may sell from time to time in one or more offerings, at prices and on other terms that we will determine at the time of each offering. We will provide specific terms of the debt securities to be sold by us in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

We may offer and sell these debt securities on a continuous or delayed basis directly, through one or more underwriters, agents or dealers, as designated from time to time, or through a combination of these methods. The prospectus supplement for each offering of debt securities will describe the methods by which we will sell them. The prospectus supplement also will set forth the price to the public of such debt securities and the net proceeds we expect to receive from our sale of the securities.

Investing in our debt securities involves risks. See “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement.

The mailing address of our principal executive offices is One Dell Way, Round Rock, Texas, 78682. Our telephone number is (800) 289-3355.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference in those documents. The distribution of this prospectus and any prospectus supplement and the offering and sale of the debt securities in certain jurisdictions may be restricted by law. We require persons in whose possession this prospectus and any prospectus supplement come to inform themselves about, and to observe, any such restrictions. This prospectus and any prospectus supplement do not constitute an offer of, or an invitation to purchase, any of the debt securities in any jurisdiction in which such an offer or invitation would be unlawful. Those documents may be used only where it is legal to sell debt securities. The information contained in this prospectus or any prospectus supplement is accurate only as of its date. The information contained in the documents incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the respective dates as of which such information is provided. Our business, financial condition, results of operations and prospects may have changed since then.

You should carefully read this prospectus and the related prospectus supplement, including the information incorporated by reference in each document, before you invest. Those documents contain information you should consider when making your investment decision.

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RISK FACTORS

Investing in our debt securities involves risks. Before you invest, you should carefully consider the risks relating to our company and our business described under the heading “Risk Factors” in Item 1A of our annual report on Form 10-K and in Item 1A of Part II of our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, or SEC, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell debt securities in one or more offerings at any time and from time to time at an aggregate initial offering price that will not exceed $     .

This prospectus only provides you with a general description of the debt securities we may offer and the methods we may use to sell those securities. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that contains specific information about the methods and terms of that offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Unless we indicate otherwise or the context otherwise requires, references in this prospectus to “Dell,” “we,” “us” and “our” refer to Dell Inc. and its consolidated subsidiaries.

ABOUT OUR COMPANY

Dell is a leading integrated technology solutions provider in the IT industry. We seek to provide long-term value creation through the delivery of customized solutions that make technology more efficient, more accessible, and easier to use.

We were founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Over time we have expanded our business model to include a broader portfolio of products and services, and also have added new distribution channels, such as retail, system integrators, value-added resellers, and distributors, which allow us to reach even more end-users around the world. We have optimized our global supply chain to best serve our global customer base, with a significant portion of our production capabilities performed by contract manufacturers. We manage our business in four globally organized business segments that reflect the impact of globalization on our customer base. We focus our investments to grow our business organically as well as through alliances and strategic acquisitions.

Dell Inc. is a holding company incorporated in Delaware and conducts business worldwide through subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.dell.com. All of the reports and other documents we file with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the “Investor Relations” section of our website at www.dell.com/investor, free of charge, as soon as reasonably practicable after we file them electronically with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on our website does not constitute part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. The registration statement, including the accompanying exhibits and schedules, contains additional relevant information about us and the debt securities being offered. This prospectus omits some of the information contained in the registration statement in accordance with the rules and regulations of the SEC. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the following documents filed by us with the SEC (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed), each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2011; and

•	Our Current Report on Form 8-K filed on March 8, 2011.

We also incorporate by reference any future filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K, any furnished exhibit related to such information and any other information that is deemed furnished and not filed) on or after the date of the filing of this prospectus and until all offerings under this registration statement are terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information herein and in our other filings with the SEC.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in those documents, without charge, by written or oral request directed to Dell Investor Relations, Dell Inc., One Dell Way, Round Rock, Texas 78682, telephone (512) 728-7800. Copies of these documents also may be obtained on the “Investor Relations” section of our website at www.dell.com/investor or from the SEC through the SEC’s website at the address provided above under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain “forward-looking statements” that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those referred to under the heading “Risk Factors,” these statements are subject to risks, uncertainties and other factors, including, among others:

•	intense competition;

•	our cost efficiency measures;

•	our ability to manage effectively the change involved in implementing our strategic initiatives;

•	our ability to manage solutions, product, and services transitions in an effective manner;

•	adverse global economic conditions and instability in financial markets;

•	our ability to generate substantial non-U.S. net revenue;

•	weak economic conditions and additional regulation affecting our financial services activities;

•	our ability to achieve favorable pricing from our vendors;

•	our ability to deliver quality products and services;

•	our reliance on vendors for products and components, including reliance on several single-source or limited-source suppliers;

•	successful implementation of our acquisition strategy;

•	our product, customer, and geographic sales mix, and seasonal sales trends;

•	access to the capital markets by us or some of our customers;

•	loss of government contracts;

•	temporary suspension or debarment from contracting with U.S. federal, state, and local governments as a result of settlements of an SEC investigation;

•	customer terminations of, or pricing changes in, services contracts, or our failure to perform as we anticipate at the time we enter into services contracts;

•	our ability to develop, obtain or protect licenses to intellectual property developed by us or by others on commercially reasonable and competitive terms;

•	information technology and manufacturing infrastructure disruptions or breaches of data security;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	counterparty default;

•	unfavorable results of legal proceedings;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	our ability to attract, retain, and motivate key personnel;

•	our ability to maintain strong internal controls;

•	our compliance with current and changing environmental and safety laws;

•	the effect of armed hostilities, terrorism, natural disasters, and public health issues; and

•	other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2011 and our Quarterly Reports on Form 10-Q. See “Where You Can Find More Information” on how you can view these filings.

Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and “believe,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

INDUSTRY AND MARKET DATA

The documents incorporated by reference in this prospectus include, and any prospectus supplement and the documents incorporated by reference therein may include, estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and internal company estimates. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Neither we nor the underwriters of any offering of the debt securities have independently verified or will independently verify any of the data from third-party sources, or have ascertained or will ascertain the underlying economic assumptions relied upon in those sources. Market share and industry data and forecasts based on internal company estimates may vary materially from such data and forecasts by others in our industry. Our internal company estimates may not be accurate and our estimated growth rates may not be achieved. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including the factors referred to under the headings “Risk Factors” and “Forward-Looking Statements” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the fiscal years indicated. This information should be read in conjunction with our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2011.

	Fiscal Year Ended
	January 28,	January 29,	January 30,	February 1,	February 2,
	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges	16x	12x	26x	47x	49x

Earnings included in the calculation of this ratio consist of:

•	our pre-tax income from continuing operations, plus

•	our fixed charges adjusted for capitalized interest, plus

•	our non-controlling interests in the income of subsidiaries.

Fixed charges included in the calculation of this ratio consist of:

•	our interest expensed, plus

•	our interest capitalized (when applicable), plus

•	a reasonable estimation of the interest factor included in rental expense.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include, among other purposes, repurchase of our common stock, investments, additions to working capital, capital expenditures, advancements to or investments in our subsidiaries, and acquisitions of companies and assets. We may temporarily invest the net proceeds before we use them for the foregoing purposes.

DESCRIPTION OF DEBT SECURITIES

The indebtedness evidenced by the debt securities covered by this prospectus will be our unsecured general obligations. The debt securities will be issued in one or more series under an Indenture (the “Indenture”) dated as of April 6, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (together with any successor or additional trustee, the “Trustee”). The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the Indenture for the debt securities, does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. This description may not contain all information that you may find useful. You should read the Indenture because it, not this description, defines your rights as a holder of the debt securities. A copy of the Indenture is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 6, 2009. Information on how you can view this filing and the Indenture is provided under the heading “Where You Can Find More Information.” The summary below of the general terms of the debt securities will be supplemented by the more specific terms set forth in the prospectus supplement for a particular series of debt securities.

Certain terms used in this description are defined under “— Certain Definitions.” Capitalized terms used and not defined in this description have the meanings specified in the Indenture. References to “Dell,” “we,” “us” and “our” in this section of the prospectus are only to Dell Inc. and not to any of its Subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by our Board of Directors.

A prospectus supplement relating to the offering of a series of debt securities will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, or the method of determining the rate or rates, the date or dates from which such interest will accrue, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which interest will be payable and the related record dates;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed at our option or otherwise;

•	any mandatory or optional sinking fund or analogous provisions;

•	the terms, if any, upon which the debt securities of the series may be exchanged for other securities issued by us;

•	the denominations in which the debt securities of the series will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest on the debt securities of the series shall be payable if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•	any deletions from, changes in or additions to the covenants or definitions specified in the Indenture or in the terms specified in the Indenture relating to permitted consolidations, mergers or sales of assets;

•	any changes or additions to the provisions of the Indenture relating to defeasance;

•	whether any of the debt securities are to be issuable in permanent global form, and, if so, the depositary for the global securities and the terms and conditions, if any, relating to the exchange of interests in the global securities for the individual securities represented thereby in definitive registered form;

•	the trustee and any authenticating or paying agents, transfer agents or registrars;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of the Indenture.

We may issue debt securities as original issue discount securities to be sold at a discount from their principal amount. United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the prospectus supplement relating thereto.

Payments; Transfers

We will make payments on the debt securities to the persons in whose names the debt securities are registered at the close of business on the record date for the interest payments. As explained under “— Book-Entry Delivery and Settlement” below, The Depository Trust Company, or DTC, or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

We will make payments on the debt securities at the Trustee’s office, except that, at our option, we may pay interest (other than interest due on the maturity date of the principal of a debt security) by check mailed to the address of the person entitled to such interest.

We may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers of the debt securities.

Form and Denominations

We will issue the debt securities in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof unless we indicate otherwise in the prospectus supplement with respect to any series of debt securities.

Ranking

Senior Indebtedness versus Debt Securities

The indebtedness evidenced by the debt securities will be our unsecured general obligations that will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. As of January 28, 2011, we had $4.8 billion of indebtedness for borrowed money that would rank equally in right of payment with the debt securities. Any secured debt or other secured obligations we incur will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. The Indenture contains limitations on our ability to incur secured debt, but does not restrict our ability to incur unsecured debt.

Liabilities of Subsidiaries versus Debt Securities

Because we are a holding company, substantially all of our operations are conducted through our Subsidiaries. The debt securities will not be guaranteed by any of our Subsidiaries. Claims of creditors of our Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by the Subsidiaries, and claims of preferred stockholders of the Subsidiaries generally will have priority with respect to the assets and earnings of the Subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Subsidiaries.

As of January 28, 2011, our Subsidiaries had approximately $19 billion of balance sheet liabilities, excluding deferred service revenues and intercompany liabilities. Except as set forth below, the Indenture does not restrict the ability of our Subsidiaries to incur indebtedness.

Payments from Subsidiaries

Substantially all of our operating income and cash flow is generated by our Subsidiaries. As a result, funds necessary to meet our debt service obligations are provided in part by distributions or advances from our Subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our Subsidiaries, could limit our ability to obtain cash from our Subsidiaries for the purpose of meeting our debt service obligations, including the payment of principal and interest (and premium, if any) on the debt securities.

Covenants

Except as set forth below or as otherwise provided in the prospectus supplement with respect to any series of debt securities, neither we nor any of our Subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on our or its capital stock; or

•	purchasing or redeeming our or its capital stock.

Unless the terms of a particular series of debt securities provide otherwise, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control of our company or other events involving us or any of our Subsidiaries which may adversely affect the creditworthiness of the debt securities. Among other things, the Indenture will not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

The covenants in the Indenture described below will apply only to us and our Subsidiaries that own “Principal Property,” as defined in the Indenture and set forth below under “— Certain Definitions.” We and our Subsidiaries have some property that constitutes Principal Property.

Limitations on Liens

Unless the terms of a particular series of debt securities provide otherwise, we will not issue, incur, create, assume or guarantee, and will not permit any of our Subsidiaries to issue, incur, create, assume or guarantee, any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“liens”) upon any of our or any Subsidiary’s Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns any Principal Property (whether such Principal Property, shares of stock or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt for borrowed money that the debt securities of such series (together with, if we so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the debt securities of such series and then existing or thereafter created) shall be secured equally and ratably with (or, at our option, prior to) such secured debt for borrowed money until such time as such secured debt for borrowed money is no longer secured by a lien. The preceding provisions shall not require us to secure the debt securities of such series if the liens consist of either Permitted Liens or liens securing excepted indebtedness (as described below).

Limitations on Sale and Lease-Back Transactions

Unless the terms of a particular series of debt securities provide otherwise, we will not, nor will we permit any of our Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (a) we or such Subsidiary would be entitled to incur debt for borrowed money secured by a lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities of such series pursuant to the covenant described above under “— Limitations on Liens,” or (b) we shall apply an amount equal to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within six months after such Sale and Lease-Back Transaction to the defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt securities or other debt for borrowed money of us or a Subsidiary that matures more than one year after the creation of such debt for borrowed money or to the purchase, construction or development of other comparable property.

Excepted Secured Indebtedness and Sale and Lease-Back Transactions

Notwithstanding the covenants described above under “— Limitations on Liens” and “— Limitations on Sale and Lease-Back Transactions,” we and our Subsidiaries will be permitted to issue, incur, create, assume or guarantee debt for borrowed money secured by a lien or may enter into a Sale and Lease-Back Transaction, in either case without regard to the restrictions contained in the preceding two paragraphs, if the sum of the aggregate principal amount of all such debt for borrowed money (or, in the case of a lien, the lesser of such principal amount and the fair market value of the property subject to such lien, as determined in good faith by our Board of Directors) and the Attributable Indebtedness of all such Sale and Lease-Back Transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed the greater of 10% of our Consolidated Net Tangible Assets or $800 million.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, or permit any person to consolidate with or merge into us, unless the following conditions have been satisfied:

(a) either (1) we shall be the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than us (the “Successor Company”), is a person (if such person is not a corporation, then the Successor Company shall include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States, any State or the District of Columbia and shall expressly assume all of our obligations under the debt securities and the Indenture;

(b) immediately after giving effect to the transaction (and treating any debt for borrowed money that becomes an obligation of the Successor Company or any of our Subsidiaries as a result of the transaction as having been incurred by the Successor Company or the Subsidiary at the time of the transaction), no default, Event of Default or event that, after notice or lapse of time, would become an Event of Default under the Indenture would occur or be continuing; and

(c) we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the Indenture.

Upon any consolidation by us with, or merger by us into, any other person or any conveyance, transfer or lease of our properties and assets as an entirety or substantially as an entirety as described in the preceding paragraph, the Successor Company resulting from such consolidation or into which we are merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and all outstanding debt securities.

Events of Default

Each of the following events is an “Event of Default” with respect to a series of debt securities under the Indenture (unless such event is specifically inapplicable to a particular series of debt securities as described in the prospectus supplement relating thereto):

(a) the failure to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

(b) the failure to pay any interest installment on any debt security of that series when due and payable, which failure continues for 30 days;

(c) the failure to deposit any sinking fund payment, when and as due by the terms of a debt security of that series;

(d) the failure by us to perform, or the breach by us of, any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of another series of debt securities), which failure or breach continues for 90 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e) certain events of bankruptcy, insolvency or reorganization involving us; and

(f) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default enumerated above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders) the entire principal amount of all the debt securities of such series. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, in certain circumstances, rescind and annul such acceleration.

No holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Indenture or the debt securities of such series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series and unless also the holders of not less than 25% in principal amount of the outstanding debt securities of such series shall have made written request upon the Trustee, and have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of the outstanding debt securities of such series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of, premium, if any, or interest on such debt security on or after the respective due date expressed in such debt security.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default. Except in the case of a Default in the payment of principal or premium, if any, or interest on any debt security, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the holders.

We will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signer of the certificate knows of any failure by us to comply with all conditions and covenants of the Indenture during such fiscal year.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction involving a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction (as determined in good faith by our Board of Directors), (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, and (b) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), all as set forth on our and our consolidated Subsidiaries’ most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Subsidiary or (b) the financing of a project involving the development or expansion of properties of us or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary or any assets of us or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means (a) liens on property, shares of stock, indebtedness or other assets of any person existing at the time such person becomes a Subsidiary, provided that such liens are not incurred in anticipation of such person becoming a Subsidiary; (b)(1) liens on property, shares of stock, indebtedness or other assets existing at the time of acquisition thereof by us or any Subsidiary, or liens thereon to secure the payment of all or any part of the purchase price thereof, or (2) liens on property, shares of stock, indebtedness or other assets to secure any debt for borrowed money incurred prior to, at the time of, or within one year after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) liens to secure debt for borrowed money owing to us or to a Subsidiary; (d) liens existing at the date of the initial issuance of the debt securities of such series; (e) liens on property or other assets of a person (which is not a Subsidiary) existing at the time such person is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary; (f) liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any debt for borrowed money incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens; (g) liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; (h) liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities, or other forms of industrial revenue bond financing, or indebtedness issued or guaranteed by the United States, any State or any department, agency or instrumentality thereof; and (i) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) through (h), without increase of the principal of the debt for borrowed money secured thereby; provided, however, that any liens permitted by any of the foregoing clauses (a) through (h) shall not extend to or cover any property of us or such Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether owned at the date of the Indenture or thereafter acquired) and the equipment located thereon which (a) is owned by us or any Subsidiary, (b) has not been determined in good faith by our Board of Directors not to be materially important to the total business conducted by us and our Subsidiaries taken as a whole, and (c) has a net book value on the date as of which the determination is being made in excess of 1% of our Consolidated Net Tangible Assets as most recently determined on or prior to such date (including for purposes of such calculation the land, land improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property, which property has been or is to be sold or transferred by us or such Subsidiary to such person, other than (a) any such transaction involving a lease for a term of not more than three years, (b) any such transaction between us and a Subsidiary or between Subsidiaries, or (c) any such transaction executed by the time of or within one year after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property.

“Subsidiary” means (a) any person of which more than 50% of the outstanding voting stock is at the time owned, directly or indirectly, by us or one or more other Subsidiaries, or (b) any other person (other than a corporation) in which we or one or more other Subsidiaries directly or indirectly has more than 50% equity ownership and power to direct the policies, management and affairs thereof. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Reports

We will file with the Trustee and the SEC, and transmit to holders of the debt securities, such information, documents and other reports, if any, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act. We are obligated to file with the Trustee any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after such information, documents or reports are required to be filed with the SEC, or within such other period as may be provided with respect to any series of debt securities.

Waiver, Modification and Amendment

Subject to certain exceptions, modifications and amendments of the Indenture and the debt securities may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby, and any past default or compliance with certain provisions also may be waived with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or the rate of interest on, any debt security;

•	reduce any premium, if any, redemption price or repayment price payable upon the redemption of any debt security;

•	reduce the amount of the principal of an original discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity, redemption date or repayment date of any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Indenture or of certain Defaults;

•	modify any of the provisions in the Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of each debt security affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, we and the Trustee, without the consent of any holders, may enter into one or more supplemental indentures to the Indenture for any of the following purposes:

•	to cure any ambiguity or omission or correct any defect or inconsistency in any provision of the Indenture, any supplemental indenture or any debt securities, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture, in each case as shall not adversely affect the interests of any holders of the debt securities of any series in any material respect;

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants, agreements and obligations under the Indenture and the debt securities, as described above under “— Merger, Consolidation or Sale of Assets”;

•	to surrender any right or power conferred upon us by the Indenture or to add to our covenants under the Indenture further covenants, restrictions, conditions or provisions for the protection of the holders of any series of the debt securities, and to add any additional defaults or Events of Default for our failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act;

•	to add guarantees with respect to any or all of the debt securities of a series;

•	to add collateral security with respect to any or all the debt securities of a series;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to add to, change or eliminate any provisions of the Indenture with respect to any newly issued series of the debt securities;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series;

•	to comply with the rules of any applicable securities depositary;

•	to establish the form or terms of debt securities of any series; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities.

The consent of the holders of the debt securities is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture.

Satisfaction and Discharge

The Indenture provides that, when (1) we deliver to the Trustee all debt securities outstanding under the Indenture for cancellation or (2) all debt securities outstanding under the Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, or will become due and payable within one year, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all such outstanding debt securities, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us and satisfy certain other conditions, then the Indenture will, subject to certain exceptions, cease to be of further effect.

Defeasance and Covenant Defeasance

The Indenture provides that we may elect with respect to any series of the debt securities either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, certain obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such debt securities, and clause (d) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient to pay the principal or premium, if any, and interest on the applicable debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to any series of the debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than under clause (d)

under “— Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the applicable debt securities to recognize income, gain or loss for U.S. Federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry Delivery and Settlement

Global Debt Securities

The prospectus supplement with respect to any series of debt securities will indicate whether we are issuing such debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global securities that will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, and will evidence all of the debt securities of that series.

DTC, Clearstream and Euroclear

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global securities through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We understand that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to others such as certain securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A.M.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the Trustee or the underwriters of any offering of the debt securities takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the Indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the Indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval of the Trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the Indenture or a global security.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities issued in an offering pursuant to this prospectus will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time.

Certificated Debt Securities

Under the Indenture, we will issue certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities of any series represented by a global security upon surrender by DTC of the global security if:

•	DTC notifies us and the Trustee in writing that it is unwilling or unable to continue as a depositary for such global security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days;

•	we in our sole discretion determine that such debt securities shall no longer be represented by a global security; or

•	there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the debt securities represented by such global security.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., which maintains its corporate trust offices at 601 Travis Street, 16th Floor, Houston, Texas, 77002. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. The Trustee is the trustee under indentures covering certain of our outstanding notes and debentures.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

PLAN OF DISTRIBUTION

We may sell the debt securities offered through this prospectus from time to time by one or more of the following methods:

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	to investors directly in negotiated sales or through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents; and

•	to or through brokers or dealers.

This prospectus may be used in connection with any offering of the debt securities through any of these methods, and any combination thereof, or other methods described in the applicable prospectus supplement.

We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, agents or dealers;

•	the rules and procedures for any bidding, auction or other process, if used;

•	the names of any underwriters, agents or dealers;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the debt securities covered by this prospectus, the underwriters will acquire securities for their own account. The underwriters may resell the debt securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all of the debt securities of the series offered if any of the debt securities of such series are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when debt securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell such securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Debt securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase debt securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts.

Direct Sales

We may sell offered debt securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Derivative Transactions and Hedging

We and the underwriters or other agents involved in any offering of debt securities may engage in derivative transactions involving the debt securities. The derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the debt securities, hold or resell debt securities acquired and purchase options or futures on the debt securities and other derivative instruments with returns linked to or related to changes in the price of the debt securities. To facilitate these derivative transactions, we may enter into securities lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the debt securities to the public, including short sales, or by lending the debt securities to facilitate short sale transactions by others. The underwriters or agents also may use the debt securities purchased or borrowed from us or others (or, in the case of derivatives, debt securities received from us in settlement of those derivatives) to settle directly or indirectly sales of the debt securities or close out any related open borrowings of the debt securities.

Electronic Auctions

From time to time, we may offer debt securities directly to the public, with or without the involvement of underwriters, agents or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such debt securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering of debt securities is made using such a bidding or ordering system, you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on a securities exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, the securities may not have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. If they commence these transactions, the underwriters may discontinue them at any time.

Settlement

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your debt securities may be more than three scheduled business days after the trade date for your debt securities. Accordingly, in such a case, if you wish to trade debt securities on any date before the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for which such broker-dealers, agents or underwriters may act as agents or to which they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions they receive in connection with the distribution might be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents and/or their affiliates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

To comply with the securities laws of some states and other jurisdictions, if applicable, the debt securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the debt securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement accompanying this prospectus, the validity of the debt securities to be offered hereby will be passed upon for us by Hogan Lovells US LLP. Unless otherwise specified in the prospectus supplement, the underwriters in any offering made pursuant to this prospectus and a related prospectus supplement will be represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dell Inc. for the fiscal year ended January 28, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Amount to
be Paid

SEC registration fee	$	*
Legal fees and expenses		**
Blue sky qualification fees and expenses		**
Printing expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	The SEC registration fee will be set forth in a pre-effective amendment to this registration statement.

**	The expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of Dell Inc., a Delaware corporation (the “Registrant”), are indemnified against liability which they may incur in their capacities as such.

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  The Restated Certificate of Incorporation of the Registrant provides that the Registrant’s officers and directors are entitled to indemnification from the Registrant to the fullest extent permitted by the Delaware General Corporation Law.

Bylaws.  The Restated Bylaws of the Registrant provide for the indemnification of the officers and directors of such Registrant to the fullest extent authorized by the Delaware General Corporation Law. The Restated Bylaws provide that each person who was or is made a party to, or is threatened to be made a party to or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the Registrant or is or was serving or has agreed to serve at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, except that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant.

Indemnification Agreements.  The Registrant has entered into indemnification agreements with each of its officers and directors. Those agreements do not increase the scope of the indemnification provided, but were entered into to establish processes and procedures for indemnification claims.

Insurance.  The Registrant maintains directors and officers liability insurance, which covers such persons against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, as of March 16, 2011.

DELL INC.

By:	/s/ Michael S. Dell
Michael S. Dell
Chairman and Chief Executive Officer
(Duly authorized officer)

Each person whose signature appears below hereby constitutes and appoints each of Michael S. Dell, Lawrence P. Tu, Brian T. Gladden and Janet B. Wright, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 16, 2011.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ James W. Breyer James W. Breyer	Director

/s/ Donald J. Carty Donald J. Carty	Director

/s/ William H. Gray, III William H. Gray, III	Director

/s/ Gerard J. Kleisterlee Gerard J. Kleisterlee	Director

/s/ Judy C. Lewent Judy C. Lewent	Director

/s/ Thomas W. Luce, III Thomas W. Luce, III	Director

Signature	Title

/s/ Klaus S. Luft Klaus S. Luft	Director

/s/ Alex J. Mandl Alex J. Mandl	Director

/s/ Shantanu Narayen Shantanu Narayen	Director

/s/ Samuel A. Nunn, Jr. Samuel A. Nunn, Jr.	Director

/s/ H. Ross Perot, Jr. H. Ross Perot, Jr.	Director

/s/ Brian T. Gladden Brian T. Gladden	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Vice President, Corporate Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

*1	.1	Form of Underwriting Agreement for Debt Securities.
*4	.1	Form of Debt Securities.
4.2		Indenture, dated as of April 6, 2009, between Dell Inc. (“Dell”) and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3		First Supplemental Indenture, dated April 6, 2009, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 6, 2009, Commission File No. 0-17017).
4.4		Form of 5.625% Notes due 2014 (incorporated by reference to Exhibit 4.3 of Dell’s Current Report on Form 8-K filed April 6, 2009, Commission File No. 0-17017).
4.5		Second Supplemental Indenture, dated June 15, 2009, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed June 15, 2009, Commission File No. 0-17017).
4.6		Form of 3.375% Notes due 2012 (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed June 15, 2009, Commission File No. 0-17017).
4.7		Form of 5.875% Notes due 2019 (incorporated by reference to Exhibit 4.3 of Dell’s Current Report on Form 8-K filed June 15, 2009, Commission File No. 0-17017).
4.8		Third Supplemental Indenture, dated September 10, 2010, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed September 10, 2010, Commission File No. 0-17017).
4.9		Form of 1.40% Notes due 2013 (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed September 10, 2010, Commission File No. 0-17017).
4.10		Form of 2.30% Notes due 2015 (incorporated by reference to Exhibit 4.3 of Dell’s Current Report on Form 8-K filed September 10, 2010, Commission File No. 0-17017).
4.11		Form of 5.40% Notes due 2040 (incorporated by reference to Exhibit 4.4 of Dell’s Current Report on Form 8-K filed September 10, 2010, Commission File No. 0-17017).
**5	.1	Opinion of Hogan Lovells US LLP regarding validity of the securities registered.
12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of Dell’s Annual Report on Form 10-K for the fiscal year ended January 28, 2011, Commission File No. 0-17017).
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
**23	.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
24.1		Powers of Attorney (contained in signature page).
**25	.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a subsequent Current Report on Form 8-K filed by the Registrant in connection with a specific offering of the securities.

**	To be filed by amendment.